CONTRACT OF SALE (Virginia)

          THIS CONTRACT, made as of May 17, 1996, by and between American Storage Properties, L.P., a Virginia limited partnership ("Seller"), and Public Storage, Inc., a California corporation ("Buyer").

                          W I T N E S S E T H:

          WHEREAS, Seller desires to sell and Buyer desires to purchase all of Seller's right, title and interest in the real properties listed on Exhibit A attached hereto and made a part hereof, the improvements and any fixtures and personalty, presently existing and located thereon and therein and the items set forth on Exhibit A (each individually, a "Property" and collectively, the "Properties"), all upon the terms and subject to the conditions herein after set forth;

          WHEREAS, as of the date hereof, Buyer and Seller (as general partner of two Florida limited partnerships) have simultaneously entered into two Contracts of Sale (the "Florida Contracts") in respect of self-service storage facilities located in Florida (the "Florida Properties"); and

      WHEREAS, following such sale, Seller intends to liquidate and distribute its net assets (including the proceeds of such sale) to its partners.

          NOW, THEREFORE, in consideration of the foregoing, the sum of $1.00 by each party in hand paid to the other, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby mutually agree as follows:

          1.  Agreement to Purchase and Sell.
              ------------------------------
          Subject to the terms and conditions hereinafter set forth, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, free and clear of all liens, claims, encumbrances and other charges, except the Permitted Exceptions (as hereinafter defined), all of Seller's right, title and interest in and to the Properties.

          2.  Purchase Price.
              --------------
          The purchase price ("Purchase Price") for the Properties, which Buyer agrees to pay, is the sum of $20,510,000, payable as follows:

          (a) $1,500,000, as the downpayment (the "Downpay ment"), upon the execution of this Contract by wire transfer of immediately available funds to the account of Escrow Agent (as hereinafter defined), to be held by the Escrow Agent in accordance with this Section 2 and subject to Section 24.

          (b) The remainder of the Purchase Price at Closing (as hereinafter defined), by wire transfer of immediately available funds to Seller's account pursuant to Seller's instructions.

          The Title Insurer (as hereinafter defined) shall act as escrow agent (the "Escrow Agent") and shall hold the Downpayment in accordance with the provisions of the escrow agreement annexed hereto as Exhibit B and made a part hereof (the "Escrow Agreement"), which Escrow Agreement is being executed simultaneously with this Contract.

          Any interest earned on the Downpayment shall accrue to the benefit of Buyer.
          3.  Evidence of Title.
              -----------------
          (a) Seller shall convey to Buyer at Closing (as hereinafter defined) good and valid marketable fee simple title to the Properties, subject to any covenants, conditions, rights of way, restrictions, easements and other matters affecting title, which do not materially impair the use or the value of the Property to which they relate (collectively, the "Permitted Exceptions"; provided, however, that Permitted Exceptions shall expressly exclude any Unpermitted Exceptions (as hereinafter defined)).

          (a) Buyer shall obtain and promptly deliver to Seller within 30 days after the date hereof (i) commitments for ALTA policies of owners title insurance or the equivalent thereof in the applicable jurisdiction (the "Title Commitments") issued by Chicago Title Insurance Company (the "Title Insurer") showing fee simple title to the Properties as vested in Seller and to be vested in Buyer, subject to the Permitted Exceptions and any standard "preprinted" exceptions set forth in the Title Commitments and (ii) updated surveys prepared by licensed land surveyors according to ALTA standards (or the equivalent thereof in the applicable jurisdiction) showing the boundaries of the Property, the location of any easements, rights-of-way, improvements and encroach ments thereon and certifying the number of acres (to the nearest one thousandth acre) comprising the Properties (the "Surveys").

          (b) As used herein, the term "Unpermitted Exception" shall mean with respect to any Property (provided the same is not caused by the actions of Buyer):

               (A) Any building encroachment or sign en croachment (i) on real estate not owned by Seller, (ii) on a setback line, or (iii) in violation of a binding easement burdening the Property, in each case which materially impairs the use or value of the Property;
               (B) Any defect in the Seller's chain of title which would prevent Seller from being able to convey title to the Property in fee simple at Closing under the laws of the state in which the Property is located, unless the Title Insurer is willing to issue a policy of title insurance which contains affirmative coverage for claims arising solely out of such defect;
               (C) Any easement which burdens the Property such that access or use is compromised, in each case which materially impairs the use, access or value of the Property;
               (D) Any lack of access or easements necessary to operate the Property as a self-storage facility in the manner which such Property has been operated by Seller prior to Closing, in each case which materially impairs the use, access or value of the Property;
               (E) Any liens for the payment of money other than real estate taxes, association assessments, special district taxes and related charges not yet due and payable; and
               (G) (i) the failure to be in material conformance with the then applicable local zoning codes, (ii) if a Property is not in conformance with the then applicable local zoning codes, the failure of such Property to have the status equivalent to a "non-conforming use" and (iii) the existence of a permanent and final order by the applicable local jurisdiction which materially impairs the use or value of the Property.
          4.  Inspections.
              -----------
          (a) Buyer may conduct the due diligence investigation described below until the 30th day following the date hereof (the "Investigation Period").
          (a) Prior to the termination of the Investigation Period, Buyer or Buyer's attorney may deliver to Seller a notice (a "Defect Notice") setting forth a reasonable description of any Title Defects, including any Unpermitted Exceptions, Structural Defects (as hereinafter defined), Environmental Defects (as hereinafter defined) or Sales Package Defects (as hereinafter defined) (collectively "Material Defects") that it has discovered with respect to the Properties. Such description shall include copies of any reports, studies, audits, searches and similar documentation relating to the Material Defects discovered in connection with Buyer's investigation and Buyer's estimate of the cost to cure any such described Material Defects.

           Within 10 days of receiving such a Defect Notice, Seller shall deliver a notice to Buyer with respect to each affected Property (i) disputing such Material Defects, (ii) stating that some or all of the Material Defects have been, or agreeing prior to the Closing that they will be, cured or (iii) agreeing to grant the Buyer a credit against the Purchase Price equal to the cost to cure such Material Defects. Notwith standing clause (a) above or anything in the Contract to the contrary, Seller shall not be obligated to grant Buyer a credit against the Purchase Price to cure Material Defects (other than Environmental Defects) with respect to any or all of the Properties so affected in excess of $500,000, subject to Section
24. If the cost to correct any Environmental Defect exceeds 10% of the allocated value of the affected Property as set forth in Exhibit C attached hereto and made a part hereof, Seller shall have the option to remove such affected Property from the transaction contemplated hereby, in each case the Purchase Price shall be reduced in accordance with Exhibit C.
          If Buyer has alleged any Material Defects which Seller has disputed or the cost to cure such Material Defects is in dispute, the parties shall endeavor in good faith to resolve such dispute. If they do not resolve such dispute within 10 days, the matter in dispute shall be submitted to binding arbitration by the American Arbitration Association (the "Association") (or any suc cessor organization) (provided that, in the event of a dispute as to an Environmental Defect, the arbitration shall be performed by a reputable arbitrator with at least 10 years experience in environmental matters). All arbitration shall be finally determined in New York City and shall be governed (except as provided above) in accor dance with the Rules for Commercial Arbitration of the Association (or any successor thereto) and the judgment or the award rendered may be entered in any court having jurisdiction. Each party shall pay 50% of the fees and expenses of the Association. The Closing Date shall be adjourned with respect to such Property (or, at Seller's or Buyer's option, all of the Properties if the dispute involves three or more Properties) pending resolution of the matter in dispute.
          Notwithstanding anything herein to the con trary, (i) Seller shall have the right to adjourn the Closing Date for a reasonable period as shall be necessary to cure any Material Defect and (ii) if Seller has committed to curing Material Defects with respect to certain Properties, Seller shall have the right to cause the Closing to take place with respect to the other Properties and then cause the Closing to take place with respect to the affected Properties within such reasonable period as shall be necessary to cure any such Material Defects.
          Notwithstanding anything herein to the contrary, the discovery of any defects or Material Defects shall not give rise to any right of Buyer to
(i) terminate this Contract or remove any of the Properties from the transactions contemplated hereby or (ii) except for the cost of curing Environmental Defects, obtain credit against the Purchase Price in excess of $500,000 to cure Material Defects with respect to any or all of the Properties so affected, subject to Section 24.
          (b) Seller shall make available to Buyer any Phase I environmental site assessments and Phase II environmental assessments of the Properties, if any, previously performed for Seller. Buyer may obtain additional Phase I environmental site assessments of the Properties and otherwise inspect the Properties to conduct its due diligence review thereof. Buyer shall conduct all environmental due diligence in a commercially reasonable manner, and shall use reasonable efforts to minimize any interference with or impairment of the regular conduct of the Seller's business. If Buyer's environmental due diligence indicates a potential material environmental liability, Buyer may conduct a Phase II environmental assessment (the Phase I environmental site assessment and Phase II environmental assessments, if any, shall be collectively referred to as the "Environmental Reports") on such Property, provided (i) Buyer has provided Seller with a copy of the Phase I environmental site assessment describing such condition, (ii) Buyer has provided Seller with a copy of the scope of work proposed for such Phase II environmental assessment, (iii) Seller consented to such additional Phase II environmental assessment, which consent shall not be unreasonably withheld or delayed, and (iv) Seller has agreed to a reasonable extension of the Inspection Period following the receipt of any Phase I environmental site assessment which recommends a Phase II environmental assessment be performed on any Property in order for Buyer to perform further environmental due diligence with respect to such Property.

          (c) Seller shall make available to Buyer upon Buyer's reasonable request no later than 10 days following the date of full execution of this Contract, to the extent in the possession or control of Seller and relating to the Properties, a copy of the current Form 10-K of Seller on file with the Securities and Exchange Commission including all exhibits thereto, copies of the Service Contracts (as hereinafter defined), the most recent rent rolls available to the managing general partner of Seller, and copies of insurance policies and all other information and records pertaining to the Properties within Seller's possession or control. Buyer acknowledges that all non-public information contained in such documents is confidential.
Buyer shall have the right, at its sole cost and expense, to conduct its own audit of the Properties. Buyer agrees not to disclose such information to any person except to Buyer's officers, employee, agents and contractors for purposes of conducting this transaction, and Buyer shall require any such person receiving such information to protect the confidentiality thereof, except to the extent such information is a matter of public record or becomes a matter of public record through no fault or action of Buyer or Buyer's officers, employee, agents or contractors.

          (d) Buyer shall have the right to contact existing commercial tenants which lease in excess of 1,000 sq. ft from Seller, as selected by Buyer; provided that, Seller shall have the right to participate in and/or monitor any discussions or correspondence between Buyer and such selected existing tenants.

        (e) Within five days of the execution of this Contract, Seller shall provide Buyer with copies of all of Seller's yellow page advertisements and contracts with respect to the properties.

          (f) Other than with respect to the documents made available by Seller pursuant to Section 4(d) and other than as specified in Section 12, all of the foregoing studies, audits and investigations by or on behalf of Buyer, including, without limitation, Phase II environmental assessments, shall be at Buyer's sole cost, expense and risk, and Buyer shall restore the Properties to the condition existing prior to the performance of any such studies, audits and investigations. Prior to commencing any such studies, audits and investigations, Buyer shall furnish to Seller a certificate of insurance evidencing comprehensive general public liability insurance insuring the person or entity performing such studies, audits and investigations and listing Seller and the general partners of Seller as additional insureds thereunder.

          (g) The term "Structural Defects" shall mean material structural flaws to foundations, load bearing walls or roof support systems affecting any one of the Properties, set forth in a report certified by an engineer licensed in the applicable jurisdiction, but excluding any flaws which are common or usual in similar assets of like age assuming reasonable repair and maintenance has been performed to the foundations, load bearing walls or roof support systems. Such report shall state the aggregate cost to cure all material structural flaws with respect to any or all of the Properties so affected.

           (h) The term "Title Defects" shall mean any matter, objected to by Buyer, encumbering the Properties other than the Permitted Exceptions (the "Title Defects").

           (i) The term "Environmental Defect" shall mean "Hazardous Materials" (hereinafter defined) located in, on or under any one of the Real Properties in violation of any Environmental Laws (hereinafter defined).

           (j) The term "Sales Package Defects" shall mean misstatements in the income and expense statements and rent roll previously delivered by Seller to Buyer and actually relied upon by Buyer in good faith, in each case other than mistatements which do not in the aggregate have a material adverse effect on the Properties taken as a whole.

           (k) In order to establish an Environmental Defect, Buyer shall be required to deliver to Seller on or prior to 10 days after the earlier of (i) Buyer's receipt of the Environmental Reports or (ii) the end of the Inspection Period, as to each Property, written notice reasonably detailing any Environmental Defect. Buyer and Seller shall make reasonable efforts to agree as to the existence of and the cost to cure any Environmental Defect. If Buyer and Seller do not agree on the foregoing within 15 days after Seller's receipt of Buyer's notice described above, then the parties shall submit the matter to binding arbitration in accordance with the terms hereof.

           (l) As used herein, "Environmental Laws" means all federal, state and local statutes, codes, regulations, rules, ordinances, orders, standards, permits, licenses, policies and requirements (including consent decrees, judicial decisions and administrative orders) relating to the protection, preservation, remediation or conservation of the environment or worker health or safety, all as amended or reauthorized, or as hereafter amended or reauthorized, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.
Section 9601 et seq., the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq., the Emergency Planning and Community Right-to-Know Act ("Right-to-Know Act"), 42 U.S.C. Section 11001 et seq., the Clean Air Act ("CAA), 42 U.S.C. Section 7401 et seq., the Federal Water Pollution Control Act ("Clean Water Act"), 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act ("Safe Drinking Water Act"), 42 U.S. C.
Section 300f et seq., the Atomic Energy Act ("AEA"), 42 U.S.C. Section 2011 et seq., the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. Section 651 et seq., and the Hazardous Materials Transportation Act (the "Transportation Act"), 49 U.S.C. Section 1802 et seq. As used herein, "Hazardous Materials" means: (1) "hazardous substances," as defined by CERCLA; (2) "hazardous wastes," as defined by RCRA; (3) any radioactive material including, without limitation, any source, special nuclear or by-product material, as defined by AEA; (4) friable asbestos; (5) polychlorinated biphenyls; and (6) any other material, substance or waste regulated under any Environmental Laws.

           5.  Condition of the Properties.
               ---------------------------
           Subject only to Seller's covenants, representations and warranties in this Contract, Buyer shall purchase the Properties in their "AS IS" condition at the Closing Date, subject to all latent and patent defects (whether physical, financial or legal, including title defects), based solely on Buyer's own inspection, analysis and evaluation of the Properties and not in reliance on any records or other information obtained from Seller or on Seller's behalf. Subject to Section 4(k), Buyer acknowledges that it is not relying on any statement or representation
(other than any representations, warranties, covenants and indemnifications contained in this Contract) that has been made or that in the future may be made by Seller or any of Seller's employees, agents, attorneys or representatives concerning the condition of the Properties (whether relating to physical conditions, operation performance, title, or legal matters). Without limiting the foregoing, any information disclosed in writing to Buyer in connection with any investigations, inspections, tests or analyses performed prior to Closing, shall be deemed not violative of any warranty or representation of Seller, if Buyer proceeds to Closing hereunder.

           6.  Closing.
               -------
           Upon the terms and subject to the conditions of this Contract, the transfer of title and possession of the Properties (the "Closing") shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022 at 10:00 a.m., local time, on the date which is two business days after Seller has received the Partnership Consent
(as hereinafter defined) or such other date as the parties shall agree. The date on which the Closing occurs is herein called the "Closing Date".

           7.  Conditions to Seller's and Buyer's Obligation to Close.
               ------------------------------------------------------
               The obligations of Seller and Buyer to close under this Contract are subject to the fulfillment, prior to or at Closing, of each of the following:

           (a) Seller shall have obtained consents to the sale of the Properties (the "Partnership Consent") by limited partners holding a majority in interest of the units of limited partnership interests.

           (b) There shall not be in effect any statute, regulation, order, decree or judgment of any governmental entity having jurisdiction which renders illegal or enjoins or prevents in any material respect the sale of the Properties to Buyer.

           (c) The closing of the transactions contemplated by each of the Florida Contracts shall have occurred, unless either closing shall have been adjourned by Seller or either of the Florida Properties shall have been removed by Seller, in each case, in accordance with the terms thereof.

            8.  Conditions to Seller's Obligation to Close.
                ------------------------------------------
            The obligations of Seller to close under this Contract are subject to the fulfillment, prior to or at Closing, of each of the following:

            (a) The representations and warranties of Buyer shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, as if made at and as of such date except as otherwise expressly provided herein.

            (b) On and as of the Closing Date, Buyer shall have performed and complied with, in all material respects, all agreements and covenants required by this Contract to be performed or complied with prior to or on the Closing Date.

             9.  Conditions to Buyer's Obligation to Close.
                 -----------------------------------------
          The obligations of Buyer to close under this Contract are subject to the fulfillment, prior to or at Closing, of each of the following:

             (a) The representations and warranties of Seller shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, as if made at and as of such date except as otherwise expressly provided herein, in each case other than failures to be true and correct which do not in the aggregate have a material adverse effect on the Properties taken as a whole.
          (b) On and as of the Closing Date, Seller shall have performed and complied with, in all material respects, all agreements and covenants required by this Contract to be performed or complied with prior to or on the Closing Date, other than failures to perform and comply which do not in the aggregate have a material adverse effect on the Properties taken as a whole.

             10.  Deliveries.
                  ----------
             (a) Seller's Deliveries. Upon the terms and subject to the conditions of this Contract, on the Closing Date (except as expressly provided otherwise), Seller shall convey each Property and its related interests to Buyer by delivery of the following documents in form and substance reasonably acceptable to both parties:

             (i) quit claim deed in recordable form (provided, however that Seller shall deliver to Buyer a special warranty deed if the Title Insurer is unwilling to issue a policy of title insurance which is customary in the applicable jurisdiction containing no exceptions from coverage solely out of the delivery by Seller of a quit claim deed);

             (ii) non-recourse bill of sale for each Property conveying any fixtures and personalty owned by Seller without covenants;

             (iii) non-recourse assignment of Seller's interest, as lessor, in any leases of space at the Property (the "Leases") and security deposits for each Property;

             (iv) non-recourse assignment, to the extent assignable, of Seller's rights under any service or maintenance contracts (including, without limitation, yellow pages, landscaping, security and refuse removal contracts) relating to the Property (the "Service Contracts");

              (v) non-recourse assignment, to the extent assignable, of any licenses, permits and unexpired warranties and guarantees, if any, pertaining to the Property;

             (vi) certificates and resolutions as reasonably requested by Buyer demonstrating the authority of the persons executing documents at Closing;

            (vii)  non-foreign affidavit;

           (viii) originals, and/or copies, of the Leases in Seller's possession (which deliveries may be made at the respective Properties) and a copy of Seller's standard form of lease for the Properties;

             (ix) all documents and instruments reasonably required by the Title Insurer to issue the title policies;

              (x)  possession of the Properties to Buyer;

             (xi) evidence of the termination of the management agreement, if any, for each Property;

            (xii) a form of notice to the tenants of each Property of the transfer of title and assumption by Buyer of the landlord's obligations under the Leases and the obligation to refund the security deposits;

           (xiii)  an updated rent roll for each Property;

            (xiv) all permits (including, without limitation, certificates of occupancy, building permits, variances and conditional use permits), licenses (including, without limitation, business licenses) and approvals that Seller has in its possession relating to the Properties;

             (xv) an inventory of all personalty owned by Seller located in or on the Properties;

            (xvi) copies of current real property tax bills and utility statements; and

           (xvii) a certificate of each of the general partners of Seller to the effect that all of the representations and warranties of Seller are true and correct at Closing, in each case other than failures to be true and correct which do not in the aggregate have a material adverse effect on the Properties taken as a whole.

           Seller shall make reasonable efforts to obtain (i) a reliance letter for the benefit of Buyer from the environmental engineer or other person having performed any Phase I environmental site assessments or Phase II environmental assessments on behalf of the Seller and (ii) at least five days prior to the Closing Date, all documents required by any applicable telephone company, including supersedure papers, to transfer Seller's telephone number, telephone listing and yellow page advertisements to Buyer (in each case, only to the extent transferable); provided, however, in each case, no such transfer shall be effective until immediately after the Closing.

           (b) Buyer's Deliveries. Upon the terms and subject to the conditions of this Contract, on the Closing Date, Buyer shall deliver the following:

                (i) assumption of the Leases, security deposits and the Service Contracts;

               (ii) certificates and resolutions as reasonably requested by Seller demonstrating the authority of the persons executing documents at Closing;

              (iii) a certificate of an officer of Buyer to the effect that all of the representations and warranties of Buyer are true and correct in all material respects at Closing;

               (iv) indemnification agreement with respect to Buyer's and its representatives' inspection of the Properties during the Inspection Period; and

                (v)  balance of the Purchase Price by wire transfer.

             11.  Proration Items.
                  ---------------
             The following shall be apportioned and adjusted between the parties as of mid night of the day preceding the Closing Date ("Adjustment Date"):

             (a) Real estate and other taxes, assessments and charges, and other municipal and state charges, license and permit fees, water and sewer rents and charges, if any, on the basis of the fiscal period for which assessed or charged;

             (b) Water, electric, gas, steam and other utility charges for service furnished to the Properties;

             (c) Fuel, if any, and all taxes thereon, on the basis of a reading taken as close as possible to the Adjustment Date;

             (d) Base rents and any other rental payments (including, without limitation, any prepaid rent, percentage rent, escalation charges for real estate taxes and operating expenses, cost-of-living adjustments and parking rents) (the "Rents") paid or payable under the terms of any Lease for the month of closing;

             (e) Any amounts paid or payable under Service Contracts being assigned to Buyer;

             (f) All costs associated with telephone directory listings and any other prepaid advertising; and

             (g) Any other customary adjustments made in connection with the sale of similar buildings.
          Seller will not assign to Buyer any of the hazard insurance policies affecting the Properties then in force. There will therefore be no proration of insurance costs at Closing. Except as may be otherwise provided herein, all other expenses which are attributable to the period prior to the Closing Date shall be the obligation of Seller and those which are attributable to the period from and after the Closing Date shall be the obligation of Buyer.
          For purposes of the foregoing apportionments and adjustments, the following procedures shall govern:
                    (i) If the Closing Date shall occur before the real estate tax rate is fixed, the apportionment of such taxes shall be made upon the basis of the tax rate for the immediately preceding year, applied to the latest as sessed valuation;

                    (ii) If there are water meters on the Properties, Seller shall furnish meter readings to a date not more than thirty days prior to the Adjustment Date; and the unfixed meter charges for the intervening time to the Adjustment Date shall be apportioned on the basis of such meter readings, and any such meter charges for the period subsequent to the Adjustment Date shall be paid by Buyer;

                    (iii) The apportionment of utility charges shall be made upon the basis of charges shown on the latest available bills for such utilities. The charges shown on such available bills for periods prior to the Adjustment Date shall be paid by Seller, and for the period from the date of each such last available utility bill to the Adjust ment Date an apportionment shall be made based on the amount charged for the period covered by such last avail able bill;

                    (iv)   All taxes, water and sewer charges and
assessments for public improvements which are liens upon the Properties as of the Closing Date, will be allowed to Buyer as a credit against the Purchase Price, subject to apportion ment as herein provided, and the existence of any such lien shall not constitute an objection to title;

                    (v) If any tenants are required to pay Rents which are collected by Buyer within sixty (60) days after the Closing Date and which are attributable in whole or in part to any period prior to the Closing Date, Buyer shall promptly pay to Seller, Seller's proportionate share thereof;

                    (vi) If any tenants are required to pay Rents which are collected by Seller within sixty (60) days after the Closing Date and which are attributable in whole or in part to any period after the Closing Date, Seller shall promptly pay to Buyer, Buyer's proportionate share thereof;

                    (vii) If any tenant is in arrears in the payment of Rents on the Closing Date, Rents received from such tenant after the Closing Date shall be applied in the following order of priority: (a) first to any months preceding the month in which the Closing occurred; (b) then to the month in which the Closing occurred; and (c) then to any months following the month in which the Closing occurred. If Rents or any portion thereof are received by Seller or Buyer during the period which is sixty (60) days after the Closing Date and are payable to the other party by reason of this allocation, the appropriate sum shall be promptly paid to the other party. The obligations of Buyer and Seller pursuant to this Section 11(vii) and the two immediately preceding Sections shall survive the Closing for a period of ninety (90) days after the Closing Date, during which period Buyer and Seller shall agree on a reconciliation of the prorations described herein.
          Except as expressly provided, the provisions of this Section 11 shall survive the Closing.

          12.  Surveys, Transfer Taxes and Other Costs.
               ---------------------------------------
          Subject to Section 24, Buyer and Seller shall each pay for one-half of (a) the cost of obtaining any Title Commitments, Surveys and Phase I environmental site assessments obtained by Buyer in connection with the Closing hereunder and reports regarding structural Defects and (b) transfer taxes, documentary stamp taxes, recording charges and other taxes or charges imposed by any govern mental entity in connection with the transfer of the Properties; provided, however, if the aggregate amount set forth in clauses
(a) and (b) exceeds $200,000, Seller shall pay the amount in excess of $200,000 and if the aggregate amount exceeds $400,000, then, Buyer and Seller shall each pay for one-half of all remaining costs in excess of $400,000. Buyer shall deliver to the Title Insurer at Closing certified checks or wire transfers of immediately available funds in the respective amounts of each premium for any title insurance, made payable as requested or required by the Title Insurer. Other than as expressly provided herein, each of the parties shall pay for any and all costs which it may incur in connection with the transactions contemplated herein.

     The provisions of this Section 12 shall survive the Closing.

          13.  Representations and Warranties of Seller.
               ----------------------------------------
          As an inducement for Buyer to purchase the Properties from Seller, Seller represents and warrants to Buyer the following:

          (a) Title to Real Estate. Seller has good, valid, marketable and insurable title to the Properties together with the improvements situated thereon subject to the Permitted Exceptions.

          (b)  Organization and Authority.

               (i) Seller is duly organized and validly existing under the laws of the Commonwealth of Virginia, has full partnership power and authority to carry on its business as it is now being conducted and shall have, upon receipt of the Partnership Consent, full partnership power and authority to consummate the transaction.
                (ii) Seller has the requisite partnership power and authority to execute, deliver and perform this Contract. The execution, delivery and performance of this Contract and the consummation of the transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of Seller (subject to obtaining the Partnership Consent). This Contract is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.
                (iii) Neither the execution and delivery of this Contract nor the consummation of the transactions contem plated hereby in the manner herein provided nor the fulfillment of or compliance with the terms and condi tions hereof shall:

                         (A)  contravene any material provision of the
Seller's Agreement of Limited Partnership; or
                         (B)  violate, be in conflict with, constitute a
default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any agreement, contract, indenture, lease, or mortgage, or subject any properties or assets of Seller to any indenture, mortgage, contract, commitment, or agreement other than this Contract to which Seller is a party or by which Seller is bound, which in the aggregate would have a material adverse effect on the Properties and/or Seller's ability to perform all of its obligations hereunder.
          (c) Pending Actions. No litigation actions are pending or, to Seller's knowledge, threatened against any of the Properties or Seller which would materially adversely affect either the Properties or the Seller or which challenge the execution, delivery or performance of this Contract.

          (d) Rent Roll. The final rent roll to be delivered by Seller with respect to the Leases promptly after execution of this Contract will be true, accurate and com plete; said rent roll additionally will reflect all rent concessions and security deposits and all leasing commissions and referral fees due or owed.

          (e) Service Contracts. The schedule of Service Contracts delivered by Seller is true, correct and complete in all material respects and Seller has no knowledge of any defaults under any such contracts.

          14.  Representations and Warranties of Buyer.
               ---------------------------------------
          As an inducement for Seller to sell the Properties to Buyer, Buyer represents to Seller the following:

          (a)  Organization and Authority.

               (i) Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as it is now being conducted.
              (ii) Buyer has the requisite corporate power and authority to execute, deliver and perform this Contract. The execution, delivery and performance of this Contract and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corpo rate action on the part of Buyer. This Contract is a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

               (iii) Neither the execution and delivery of this Contract nor the consummation of the transactions contem plated hereby in the manner herein provided nor the fulfillment of or compliance with the terms and conditions hereof shall:

                         (A)       contravene any material provision of the
Certificate of Incorporation or Bylaws of Buyer; or
                         (B)       violate, be in conflict with, constitute a
default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any agreement, contract, indenture, lease, or mortgage, or subject any properties or assets of Buyer to any indenture, mortgage, contract, commitment, or agreement to which Buyer is a party or by which Buyer is bound which, in the aggregate, would have a material adverse effect on Buyer's ability to perform all of its obligations hereunder.
       (b) Adequate Funds. Buyer has adequate funds or available credit resources to pay the Purchase Price at the Closing as provided hereunder.

          15.  Default and Damages.
               -------------------
          (a) Buyer's Remedies. If Buyer shall elect to proceed with the performance of this Contract notwithstanding the failure to be satisfied of any conditions to Closing, Buyer shall be deemed to have waived the requirement that those conditions which Seller is unable to perform be satisfied. Notwithstanding anything contained herein, in no event shall Seller, its officers, directors, partners, agents and representatives have any personal liability under this Contract whatsoever except with respect to those provisions of this Contract which expressly survive the Closing, and Buyer's sole recourse for Seller's failure to consummate the Closing in accordance with the terms of this Contract shall be to receive a refund of the Downpayment with all accrued interest thereon upon termination of this Contract or, if appropriate, to sue for specific performance hereunder.

          In the event Seller fails to consummate the Closing in accordance with the terms of this Contract, Buyer may terminate this Contract and shall receive a "Termination Fee" in the amount of $750,000 which Termination Fee shall be in addition to the return of the Downpayment plus all accrued interest thereon plus Buyer's out-of-pocket costs and expenses relating to the purchase of the Properties (including, without, limitation, reasonable attorneys' fees and expenses) to be paid by Seller on demand.

Notwithstanding the foregoing, in the event Seller fails to consummate the Closing for failure to obtain the Partnership Consent, so long as the general partners of Seller have recommended and continue to recommend to the limited partners of Seller the sale of the Properties to Buyer, the Termination Fee shall consist solely of all of Buyer's out-of-pocket costs and expenses relating to the purchase of the Properties (including, without, limitation, reasonable attorneys' fees and expenses). Buyer's sole recourse for Seller's failure to consummate the Closing in accordance with the terms of this Contract shall be the receipt of the Termination Fee, as set forth above, upon termination of this Contract, together with the return of the Downpayment plus all accrued interest thereon, or, if appropriate, to sue for specific performance hereunder.

          (a) Seller's Remedies. If Buyer shall be unable or unwilling to consummate the Closing hereunder in violation of the terms hereof, Seller shall have the right (i) to terminate this Contract and retain the Downpayment, plus Seller's out-of-pocket costs and expenses relating to the sale of the Properties (including, without, limitation, reasonable attorneys' fees and expenses) to be paid by Buyer on demand, as liquidated and agreed upon damages, whereupon this Contract shall be and become null and void, and neither Seller nor Buyer nor any of their respective Representatives shall have any further rights or obligations hereunder or (ii) to pursue such rights and remedies as Seller may have at law or in equity, including, without limitation, the right to sue for specific performance hereunder.

          16.  Brokers.
               -------
          Seller and Buyer hereby represent that each has not dealt with any advisor, broker or finder in connection with this Contract. Seller and Buyer shall indemnify and hold each other harmless from and against all losses, costs, damages, expenses and liabilities including, without limitation, reasonable attorneys' fees, resulting from any claims that may be made for a commission fee or other compensation by reason of this Contract by any broker, finder, advisor or person with whom such party has dealt in connection herewith.

          The provisions of this Section 16 shall survive the Closing.

          17.  Indemnification of Seller.
               -------------------------
          Buyer agrees to indemnify and hold harmless Seller, its general and limited partners, attorneys, accountants, agents and employees and their heirs, successors and assigns, from and against any claims or demands for any expense, obligation, loss, cost, damage or injury arising out of the Buyer's inspection of the Properties prior to or on the Closing Date.

          The provisions of this Section 17 shall survive the Closing.

          18.  Survival of Representations, Warranties and Indemnifications.
               ------------------------------------------------------------
          Except as otherwise expressly set forth in this Contract, none of the representations, warranties and indemnifications contained in this Contract shall survive the Closing.

          19.  Conduct of Business.
               -------------------
          During the period from the date hereof to the Closing Date, except as (a) Buyer shall otherwise agree or (b) necessary in connection with the transactions contemplated herein, Seller shall operate the Properties in the ordinary and usual course, consistent with past practice.

          20.  Reasonable Efforts; Public Announcements.
               ----------------------------------------
      Each party hereto will use all reasonable efforts to perform all acts required to consummate the transactions contemplated hereby as promptly as practicable. Such acts shall include, without limitation, the provision of any information to and submission of any filing with any governmental entity having jurisdiction. The foregoing notwithstanding, except as may be required to comply with the requirements of any applicable laws and the rules and regulations of each stock exchange upon which the securities of either of the parties is listed, no press release or similar public announcement or communication shall, if prior to the Closing, be made or caused to be made concerning the execution or performance of this Contract, unless the parties shall have consulted in advance with respect thereto. Seller shall provide Buyer with reasonable access to the Properties and all information in its possession relating to the Partnership. Buyer shall keep such information confidential, subject to the terms and conditions of the Confidentiality Agreement dated April 4, 1996, by and between the parties (the "Confidentiality Agreement").

          21.  Partnership Consent.
               -------------------
          As soon as practicable after the date hereof but no later than fifteen (15) days after the execution of this Contract, Seller shall prepare and file solicitation materials relating to the transaction contemplated hereby which materials shall take a vote of its limited partners to consider such matters. Seller shall, subject to the fiduciary duties of its general partner, make reasonable efforts to secure the Partnership Consent as promptly as practicable. Buyer will supply Seller with such information and reasonable assistance as Seller may request in connection therewith.

          22.  Casualty/Condemnation to the Properties.
               ---------------------------------------
          (a) If, prior to the Closing Date, any of the Properties is damaged due to a casualty (a "Casualty") and the cost of repairing such damage, in accordance with Seller's insurance claims, is less than three percent of the Purchase Price, then Seller shall repair such Casualty prior to the Closing Date or assign to Buyer the proceeds of Seller's policy of casualty insurance. If the cost of repairing a Casualty to any Property, in accordance with Seller's insurance claims, equals or exceeds three percent of the Purchase Price, then Seller shall have the option to either (i) repair the Casualty to such Property prior to Closing or (ii) remove such Property from the transaction and adjust the Purchase Price as hereinafter provided. Notwithstanding anything herein to the contrary, (i) Seller shall have the right to adjourn the Closing Date for such reasonable period as shall be necessary to repair any such Casualty or
(ii) Seller shall have the right, subject to the terms and conditions hereof, to cause the Closing to take place with respect to the other Properties and then cause the Closing to take place with respect to the affected Property within such reasonable period as shall be necessary to repair any such Casualty. If Seller elects to remove such Property from the transaction, then Buyer shall have the option, within ten days written notice of Seller's election, to accept such Property with an assignment of the applicable insurance proceeds due to Seller.

      (a) If, prior to the Closing Date, all or any portion of any Property is condemned or taken by eminent domain, then this Contract shall nevertheless remain in full force and effect without any abatement of the Purchase Price. In such event, Seller shall convey such Property to Buyer at the Closing in its then condition, and Buyer shall be entitled to receive all net or condemnation awards otherwise payable to Seller as a result of such loss or damage and, in full satisfaction of any claims by Buyer against Seller, Seller shall assign to Buyer, without recourse or warranty of any nature whatsoever, all of Seller's right, title and interest in and to any claims Seller may have to any condemnation awards, as well as all rights or pending claims of Seller with respect to such condemnation or taking of such Property, and Seller shall pay to Buyer all payments theretofore made by such condemning authorities as a result of such loss after deducting therefrom the costs of collection thereof.

          (b) Notwithstanding anything contained herein to the contrary, if Seller delivers notice of condemnation or eminent domain proceedings which are initiated or threatened between the date of this Contract and the Closing Date, Buyer shall have the right to participate in any and all settlement discussions and other conferences relating thereto.

          23.  Termination.
               -----------
          Notwithstanding anything contained herein, this Contract may be terminated as follows:

         (a)  By Seller in accordance with Section 15(b) hereof.

          (b) By Seller or Buyer, if a court of competent jurisdiction issues a binding and final order permanently preventing the sale of the Properties to Buyer.

          (c) By Seller or Buyer, if the partners of Seller vote against the Partnership Consent.

          (d) By Seller or Buyer, if the Closing does not occur on or before November 17, 1996 (other than with respect to a Property which has been removed or the closing of which has been adjourned by Seller, in each case, in accordance with the terms hereof), provided that the party seeking to terminate is not in material breach of this Contract.

          In the event this Contract is terminated pursuant to any of the foregoing provisions, this Contract shall thereupon become null and void and neither Seller nor Buyer nor any of their respective representatives shall have any further rights or obligations hereunder.

          24.  Florida Contracts.
               -----------------
        This Contract is being signed contemporaneously with and conditioned upon each of the Florida Contracts; accordingly (i) if the Downpayment is payable to Buyer or Seller pursuant to the terms of this Contract and/or either of the Florida Contracts, the aggregate amount of the Downpayment paid to such party shall be $2,000,000, (ii) the aggregate limitation on the amount of credit that Buyer shall be entitled to against the Purchase Price to cure Material Defects (other than Environmental Defects) pursuant to this Contract and/or either of the Florida Contracts shall be $500,000, (iii) the amounts set forth in Section 12 of this Contract and/or either of the Florida Contracts shall be on an aggregate basis for this Contract and the Florida Contracts and (iv) if the Termination Fee is payable to Buyer pursuant to this Contract and/or either of the Florida Contracts, the aggregate amount of the Termination Fee paid to Buyer shall be $750,000 in addition to the return of the Downpayment plus all accrued interest thereon plus Buyer's out-of-pocket costs and expenses relating to the purchase of the Properties (including, without, limitation, reasonable attorneys' fees and expenses).

          25.  Notices.
               -------
          Any notice which may be required or may be desired to be given pursuant to this Contract shall be in writing and shall be deemed delivered and effective upon actual receipt at the following addresses or such other addresses as the parties may notify each other by similar notice:
          If to Seller, to:

                 American Storage Properties, L.P.
                 3 World Financial Center
                 New York, New York  10285

                 Attn: Paul L. Abbott


          With a copy to:

                 Skadden, Arps, Slate, Meagher &
                 Flom 919 Third Avenue
                 New York, New York 10022

                 Attn: Patrick J. Foye, Esq.


          If to Buyer, to:

                 Public Storage, Inc.
                 701 Western Avenue, Suite 200
                 Glendale, CA 91201-2397

                 Attn: Harvey Lenkin


          With a copy to:

                 Hogan & Hartson, LLP
                 Columbia Square
                 555 Thirteenth Street, NW
                 Washington, D.C., 20004-1109

                 Attn: David B.H. Martin, Esq.

          26.  General.
               -------
          (a) Interpretation of Words. A masculine pronoun wherever used herein shall be construed to include the feminine or neuter where appropriate. The singular form wherever used herein shall be construed to include the plural where appropriate.

          (a)  Assignment; Successors and Assigns; Third Party
Beneficiaries. (i) Neither of the parties hereto may assign its respective rights under this Contract without the consent of the other party.

                    (i) Except as otherwise provided hereby, the provisions of this Contract shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives and successors in interest.
                    (ii) This Contract is not intended, nor shall it be construed, to confer upon any party except the parties hereto and their heirs, successors and permitted assigns any rights or remedies under or by reason of this Contract.

          (b) Time of the Essence. Time shall be of the essence with respect to the performance of all of the obligations hereunder.

          (c) Entire Contract. Subject to the terms and conditions of the Confidentiality Agreement, this Contract represents the entire understanding between the parties with respect to the subject matter hereof, superseding all prior or contemporaneous understandings or communications of any kind, whether written or oral. This Contract may only be modified by a written agreement signed by both parties hereto.

          (d) Captions. The headings of the paragraphs herein are for convenience only; they form no part of this Contract and shall not affect its interpretation.

          (e) Governing Law. The provisions of this Contract shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements entered into and to be performed wholly therein.

          (f) Counterparts. This Contract may be executed in several counterparts, each of which shall be deemed an original. Such counterparts constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

          (g) Further Assurances. Each of the parties hereto shall, at the request of the other party, execute, acknowledge and deliver any further instruments, and take such further actions, as the requesting party may reasonably request, to carry out effectively the intent of this Contract.



IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.


                   AMERICAN  STORAGE  PROPERTIES, L.P.

                       By:  Storage Services, Inc., its general partner
                            By:     s/Paul L. Abbott/
                            Name:   Paul L. Abbott
                            Title:  President


                       By:  Goodman Segar Hogan/American Storage
                            Properties Associates, L.P., its general
                            partner


                            By:     s/Mark P. Mikuta/
                            Name:   Mark P. Mikuta
                            Title:  President



                   PUBLIC STORAGE, INC.

                            By:     s/Harvey Lenkin/
                            Name:   Harvey Lenkin
                            Title:  President



                                   EXHIBIT A

                              List of Properties*


 Name                         Location
 ----                         --------
 Southern Boulevard           5728 Southern Boulevard
                              Virginia Beach, VA
 S. Military Highway          1430 S. Military Highway
                              Chesapeake, VA
 W. Pembroke Avenue           1205 W. Pembroke Avenue
                              Hampton, VA
 Widgeon Road                 880 Widgeon Road
                              Norfolk, VA
 Bloom Lane                   1717 Bloom Lane
                              Richmond, VA
 Midlothian Turnpike          5404 Midlothian Turnpike
                              Richmond, VA
 Peters Creek Road            2918 Peters Creek Road
                              Roanoke, VA


*The Properties include:

     (A)  All buildings and improvements located on the Properties;

     (B) All rights-of-way, alleys, waters, privileges, easements, covenants and appurtenances which are on or benefit the Properties;

     (C) All right, title and interest of Seller in and to any land lying in the bed of any public or private street, road, avenue, alley or highway, opened, closed or proposed, in front of or adjoining the Properties to the center line thereof;

     (D) All right, title and interest of Seller to any unpaid award to which Seller may be entitled (1) due to the taking, subsequent to the Inspection Period, by condemnation or eminent domain of any right, title or interest of Seller in the Properties and (2) for any damage, subsequent to the Inspection Period, to the Properties due to the change of grade of any street or highway;

     (E) All right, title and interest of Seller to any assignable licenses, permits, contracts, leases, sales agreements, construction agreements, maintenance agreements, service agreements with respect to the Properties.

     (F) All Leases and any security deposits with respect to any of the Properties in which Seller holds an interest as a landlord for the use and occupancy of all or any part of the Properties; and

     (G)  All engineering reports, surveys and architectural plans, if any.


                                   EXHIBIT B

                                ESCROW AGREEMENT

     Agreement made this 17 day of May, 1996 by and among Public Storage, Inc. ("Purchaser"), American Storage Properties ("Seller"), and Chicago Title Company, as escrow agent ("Escrow Agent").

  1. The Parties hereto agree that the sum of $1,500,000 (the "Escrow Amount"), to be held pursuant to a Contract of Sale between Seller and Purchaser of even date herewith (the "Contract"), shall be held in escrow by the Escrow Agent upon the terms and conditions set forth herein.

   2. (a) The Escrow Agent shall deliver the Escrow Amount then in its possession in accordance with Paragraph 3 hereof to Seller (i) upon the Closing, as that term is used in and in accordance with the Contract or (ii) in the event that Seller makes a written demand therefor stating that Purchaser has failed to perform Purchaser's obligations under the Contract.

      (b) Escrow Agent shall return the Escrow Amount then in its possession and any interest earned thereon in accordance with Paragraph 3 hereof to Purchaser in the event that Purchaser makes a written demand therefor stating (i) that Seller has failed to perform Seller's obligations under the Contract or (ii) that Purchaser is otherwise entitled to the return of the Escrow Amount in accordance with the terms of the Contract.
      (c) In the event that Escrow Agent intends to release the Escrow Amount in accordance with Paragraph 3 hereof to either party pursuant to Paragraph 2(a)(ii) or 2(b) hereof, then Escrow Agent shall give to the other party not less than ten days prior written notice of such fact and, if Escrow Agent actually receives written notice during such ten day period that such other party objects to the release, then Escrow
Agent shall not release the Escrow Amount and any such dispute shall be resolved as provided herein.

      (d) In the event that a dispute shall arise as to the disposition of the Escrow Amount or any other funds held hereunder in escrow, Escrow Agent shall have the right, at its option, to either hold the same or deposit the same with a court of competent jurisdiction pending decision of such court, and Escrow Agent shall be entitled to rely upon the decision of such court.

      (e) Escrow Agent may commingle the Escrow Amount with other funds held in its "trustees account."

      (f) Escrow Agent shall hold the Escrow Amount in a savings bank account or a liquid assets account bearing interest at such rate as may from time to time be paid or invest the Escrow Amount in U.S. Treasury Bills or other securities guaranteed by the Government of the United States of America. The rate of interest or yield need not be the maximum available and deposits, withdrawals, purchases and sales shall be made in the sole discretion of Escrow Agent, which shall have no liability whatsoever therefor except for its gross negligence or willful misconduct. Discounts earned shall be deemed interest for the purposes hereof.

      (g) Escrow Agent shall have no liability whatsoever arising out of or in connection with its activity as Escrow Agent except for its gross negligence or willful misconduct. Seller and Purchaser jointly and severally agree to indemnify and hold harmless Escrow Agent from and against any and all loss, cost, claim, cause of action, damage, liability and expense (including attorneys' fees and court costs) which may be incurred by reason of its acting as Escrow Agent.

      (h) Escrow Agent shall be entitled to rely upon any judgment, certification, demand or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein, the propriety or validity thereof, or the jurisdiction of a court issuing any such judgment. Escrow Agent may act in reliance upon (i) any instrument or signature believed to be genuine and duly authorized, and (ii) advice of counsel in reference to any matter or matters connected herewith.

      (i) Any notice, demand or other communication to Escrow Agent hereunder shall be in writing and delivered in person or sent by certified mail, return receipt requested, postage prepaid, addressed to Escrow Agent as follows:

               Chicago Title Company
               388 Market Street, Suite 1300
               San Fancisco, CA 94111
               Attention:  Ms. Michelle Viguie

The same shall be deemed given on the date delivered, if delivered in person, or on the third business day fol lowing the date of mailing the same, if mailed.

 (3) The interest, if any, earned on the Escrow Amount shall be for the account of Purchaser.



     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.


                         AMERICAN STORAGE PROPERTIES, L.P.
                         By:     Storage Services, Inc., its general partner

                         By:     s/Paul L. Abbott/
                         Name:   Paul L. Abbott
                         Title:  President

                         By:  Goodman Segar Hogan/American Storage
                              Properties Associates, L.P., its general
                              partner


                         By:     s/Mark P. Mikuta/
                         Name:   Mark P. Mikuta
                         Title:  President


                         PUBLIC STORAGE, INC.


                         By:     s/Harvey Lenkin/
                         Name:   Harvey Lenkin
                         Title:  President



CHICAGO TITLE COMPANY, as Escrow Agent



By:_____________________________
Name:
Title:


                                   EXHIBIT C

                         Allocations of Property Value

Property                            Purchase Price
--------                            --------------
Southern Boulevard                     $   940,000

S. Military Highway                    $ 3,040,000

W. Pembroke Avenue                     $ 3,600,000

Widgeon Road                           $ 3,700,000

Bloom Lane                             $ 3,960,000

Midlothian Turnpike                    $ 2,540,000

Peters Creek Road                      $ 2,730,000

                             TOTAL:    $20,510,000